Exhibit 28 (h) (17) under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

Agreement for Administrative Services
EXHIBIT 1
This contract is for federated funds only.
(revised as of 6/30/10)
CONTRACT
DATE                      INVESTMENT COMPANY
11/1/03                      Cash Trust Series II
11/1/03                                Federated Treasury Cash Series II
12/1/07                                           Cash II Shares